Exhibit 99.2

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On October 7, 2004, Graham completed its acquisition of the blow-molded plastic container business of Owens-Illinois, Inc. (the "Acquisition"), pursuant to the terms of a stock purchase agreement dated as of July 28, 2004 and amended as of October 7, 2004 (the "Stock Purchase Agreement"). Graham acquired the blow-molded plastic container business of Owens-Illinois, Inc. by purchasing the stock of certain of Owens-Illinois, Inc.'s wholly owned subsidiaries.

     The following unaudited pro forma financial information is based on the audited and unaudited consolidated financial statements of the Company and subsidiaries and Owens-Illinois Plastic Container Business ("O-I Plastic Historical") attached as Exhibit 99.1 to this Current Report on Form 8-K/A, as adjusted to illustrate the estimated pro forma effects of the Acquisition (including the preliminary application of purchase accounting) and related financing transactions (collectively, the "Transactions"). The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related notes of the Company and subsidiaries and O-I Plastic Historical attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

     The unaudited pro forma balance sheet gives effect to the Transactions as if they had occurred on June 27, 2004. The unaudited pro forma statements of operations give effect to the Transactions as if they had occurred on January 1, 2003. The unaudited pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable.

     The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which will change upon finalization of the adjusted purchase price, appraisals, other valuation studies that are in process and certain tax matters. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified, the finalization of the amount of net operating loss carryforwards for income tax purposes that will be allocated to the acquired business, and completion of appraisals and other valuation studies.

     Further, the unaudited pro forma financial information does not include any adjustments for liabilities resulting from integration planning, as management of the Company is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs, costs of vacating certain facilities and/or other costs associated with exiting activities of the plastic container business of Owens-Illinois, Inc. that would affect amounts in the pro forma financial information.

     Except as related to the adjustments recorded to reflect the preliminary estimated values of acquired inventory, property, plant and equipment and identifiable intangible assets, the pro forma adjustments do not include any adjustments to deferred income tax assets or liabilities. The structure of the Acquisition and certain elections that we and/or the sellers may make in connection with the Acquisition and subsequent tax filings may impact the amount and realization of deferred income tax assets and liabilities. The unaudited pro forma financial information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial position.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 27, 2004



                                      O-I Plastic                       O-I         Company
                                       Historical     Excluded       Plastic      Historical                         Combined
                                       June 30,     Operations(a)     June 30,     June 27,        Pro Forma         Pro Forma
                                         2004      June 30, 2004       2004          2004        Adjustments        June 27, 2004
                                         ----      -------------       ----          ----        -----------        -------------
                                       (in millions)
Assets
Cash and cash equivalents...........  $     11.8     $    (1.4)     $     10.4     $     4.8     $   (11.9)(c)     $      3.3
Accounts receivables, net...........       167.6         (23.1)          144.5         122.1            --              266.6
Inventories, net....................       158.2         (23.7)          134.5          72.5           9.6 (d)          216.6
Prepaid expenses and other current
  assets............................        21.3         (10.7)           10.6          22.6          (2.3)(b)           30.9
                                      ----------     ---------      ----------     ----------    ---------         ----------
Total current assets................       358.9         (58.9)          300.0         222.0          (4.6)             517.4
Property, plant and equipment, net..       796.6         (96.8)          699.8         633.5         139.4 (d)        1,472.7
Goodwill............................       151.0            --           151.0          16.5         113.8 (d)          281.3
Other non-current assets............        74.7          (1.5)           73.2          44.8          96.9 (e)          214.9
                                      ----------     ---------      ----------     ---------     ---------         ----------
Total assets........................  $  1,381.2     $  (157.2)     $  1,224.0     $   916.8     $   345.5         $  2,486.3
                                      ==========     =========      ==========     =========     =========         ==========
Liabilities and Partners' Capital
  (Deficit)
Short-term loans....................  $      0.4     $      --      $      0.4     $      --     $    (0.4)(b)     $       --
Accounts payable....................        94.2         (10.1)           84.1          75.8            --              159.9
Accrued expenses....................        65.0         (32.7)           32.3          89.9         (31.8)(b)(c)        90.4
Other current liabilities...........          --            --              --            --           3.9 (d)            3.9
Current portion of long-term debt...         0.5            --             0.5          16.3           6.0 (b)(c)        22.8
                                      ----------     ---------      ----------     ---------     ---------         ----------
Total current liabilities...........       160.1         (42.8)          117.3         182.0         (22.3)             277.0
Long-term debt......................         1.0            --             1.0       1,098.3       1,322.5 (b)(c)     2,421.8
Other non-current liabilities.......       119.1          (3.2)          115.9          19.1          72.7 (d)          207.7
Minority interest...................          --            --              --          13.2            --               13.2
Total partners' capital (deficit)...     1,101.0        (111.2)          989.8        (395.8)     (1,027.4)(f)         (433.4)
                                      ----------      --------      ----------     ---------     ---------         ----------
Total liabilities and partners'
  capital (deficit).................  $  1,381.2     $  (157.2)     $  1,224.0     $   916.8     $   345.5         $  2,486.3
                                      ==========     =========      ==========     =========     =========         ==========



     The pro forma condensed combined balance sheet is presented as of the most recent interim period of the Company, the acquirer, which is June 27, 2004. O-I Plastic's fiscal year is on a calendar year basis. As a result, O-I Plastic's balance sheet as of their most recent interim period, June 30, 2004, is used as a matter of convenience.

          See accompanying notes to unaudited pro forma balance sheet.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(a) Represents the elimination of assets and liabilities and resulting impact on net parent investment related to operations that were retained by Owens-Illinois, Inc. under the terms of the Stock Purchase Agreement.

(b) Reflects the elimination of prepaid insurance, debt and certain other liabilities that were not purchased or assumed under the terms of the Stock Purchase Agreement, as follows:

                                                             (in millions)
       Prepaid insurance (1).................................  $   (2.3)
                                                               --------
          Total adjustments to assets........................      (2.3)
                                                               --------
       Debt (2)..............................................      (1.9)
       Accrued workers' compensation (3).....................      (4.0)
       Accrued taxes (4).....................................      (7.0)
                                                               --------
          Total adjustments to liabilities...................     (12.9)
                                                               --------
       Net adjustment to equity..............................  $   10.6
                                                               ========


     (1) Represents the elimination of prepaid insurance expense (recorded in prepaid expenses and other current assets) for which we will realize no benefit.

     (2) Represents the elimination of debt that was repaid before closing ($0.4 million in short-term loans, $0.5 million recorded in current portion of long-term debt and $1.0 million in long-term debt).

     (3) Represents the elimination of accrued workers' compensation (recorded in accrued expenses) that is the responsibility of Owens-Illinois, Inc. pursuant to the Stock Purchase Agreement.

     (4) Represents the elimination of accrued taxes (recorded in accrued expenses) that are the responsibility of Owens-Illinois, Inc. pursuant to the Stock Purchase Agreement.

(c)  Reflects the sources and uses of cash for the Transactions as follows:

                                                                (in millions)
       Sources
       Term loan B.............................................    $ 1,450.0
       Term loan C.............................................        350.0
       Senior notes............................................        250.0
       Senior subordinated debt................................        375.0
                                                                   ---------
       Total sources...........................................      2,425.0
                                                                   ---------
       Uses
       Purchase price - cash...................................      1,200.0
       Repayment of existing debt..............................      1,095.0
       Accrued interest on repaid debt.........................         20.8
       Estimated fees and expenses.............................        106.0
       Premiums, expenses and fees on repaid debt..............         15.1
                                                                   ---------
       Total uses..............................................      2,436.9
                                                                   ---------

       Adjustment to cash......................................    $   (11.9)
                                                                   =========

(d) Reflects the preliminary estimated excess of purchase price over the fair values of assets acquired and liabilities assumed as a result of the following assumed purchase price allocation:


                                                                        (in millions)
Purchase price(1)                                                         $  1,200.0
Estimated direct acquisition costs(2).................................          29.0
                                                                          ----------
Aggregate purchase price..............................................       1,229.0
Less: Historical equity, as adjusted(3)...............................       1,000.4
                                                                          ----------
Initial excess purchase price to be allocated.........................         228.6
Add:
     Current deferred tax impact of pro forma adjustments(4)..........           3.9
     Long-term deferred tax impact of pro forma adjustments(4)........          72.7
Less:
     Increase in inventories..........................................          (9.6)
     Increase in property, plant and equipment .......................        (139.4)
     Increase in identifiable intangible assets.......................         (42.4)
                                                                          ----------
Increase in goodwill .................................................    $    113.8
                                                                          ==========


     (1) Represents the contractual total amount of cash consideration paid at closing. The actual amount of cash to be paid may be adjusted based on a purchase price adjustment based on working capital, spare parts, outstanding indebtedness and certain pension obligations at closing and the aggregate amount of capital expenditures made by O-I Plastic during a specified period.

     (2) Represents estimated direct acquisition costs, including financial, advisory, legal, accounting and other costs.

     (3) Represents O-I Plastic's historical net parent investment, adjusted for the transactions which occurred prior to closing as described in note (b).

     (4) Reflects the estimated impact on deferred tax liabilities of the purchase accounting adjustments to inventories, property, plant and equipment and identifiable intangible assets, at an assumed combined federal and state effective rate applicable to O-I Plastic of 40%. No adjustment to deferred taxes has been reflected for the amount of net operating loss carryforwards that will be available to the acquired business as the structure of the Acquisition and certain elections that we and/or the sellers may make in connection with the Acquisition and subsequent tax filings will impact the amount and realization of this deferred tax asset.

     The adjustments above reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies that are in progress and not yet complete. Based on the preliminary purchase price allocation, the value assigned to identifiable intangible assets, comprised of developed technology, customer relationships and license agreements, is approximately $79.9 million with estimated useful lives ranging between 10 and 20 years. The purchase price in excess of the fair value of net assets acquired, including identifiable intangibles, will be recorded as goodwill. The actual purchase price allocation will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified, and completion of appraisal and other valuation studies.

(e) Reflects the net adjustment to other assets as a result of the Transactions as follows:


                                                                            (in millions)
Preliminary estimate of identifiable intangible assets acquired.............   $  79.9
Historical identifiable intangible assets of O-I Plastic....................     (37.5)
Write-off of debt issuance fees related to repaid debt......................     (22.5)
Estimated debt issuance fees related to our new debt facilities.............      77.0
                                                                               -------
Net adjustment to other non-current assets..................................   $  96.9
                                                                               =======

(f)  Reflects the net adjustment to partners' capital as follows:


                                                                                                       (in millions)
Elimination of O-I Plastic's net parent investment...............................................       $   (989.8)
Write-off of debt issuance fees related to repaid debt...........................................            (22.5)
Premiums, expenses and fees associated with the repurchase of our existing senior discount notes.            (15.1)
                                                                                                        ----------
Net adjustment to partners' capital..............................................................       $ (1,027.4)
                                                                                                        ==========

                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
                     FOR THE SIX MONTHS ENDED JUNE 27, 2004


                                          O-I Plastic      Excluded                        Company                      Combined
                                          Historical     Operations(a)    O-I Plastic    Historical                     Pro Forma
                                           June 30,        June 30,         June 30,      June 27,      Pro Forma       June 27,
                                             2004            2004             2004          2004       Adjustments        2004
                                             ----            ----             ----          ----       -----------        ----
                                                                                (in millions)

Statement of Operations Data:
Net sales.............................      $ 664.6        $ (82.5)        $ 582.1        $ 540.4      $     --        $ 1,122.5
Cost of goods sold....................        566.8          (66.1)          500.7          435.1           8.8 (b)        944.6
                                            -------          -----           -----          -----           ---            -----
Gross profit..........................         97.8          (16.4)           81.4          105.3          (8.8)           177.9
Selling, general and administrative expenses   31.2           (5.1)           26.1           33.1           1.7 (c)         60.9
Impairment charges....................           --             --              --            0.4            --              0.4
                                            -------        -------         -------        -------      --------        ---------
Operating income (loss)...............         66.6          (11.3)           55.3           71.8         (10.5)           116.6
Interest expense......................         87.6           (2.0)           85.6           41.3         (52.4)(d)         74.5
Interest income.......................         (0.2)          --              (0.2)          (0.1)           --             (0.3)
Other expense (income), net...........         20.7           (0.2)           20.5           (0.1)           --             20.4
                                            -------        -------         -------        -------      --------        ---------
(Loss) income before income taxes and
  minority interest...................        (41.5)          (9.1)          (50.6)          30.7          41.9             22.0
Income tax (benefit) provision........        (14.6)          (3.3)          (17.9)           3.4          20.2 (e)          5.7
Minority interest.....................           --             --              --            0.8            --              0.8
                                            -------        -------         -------        -------      --------        ---------
Net (loss) income.....................      $ (26.9)       $  (5.8)        $ (32.7)       $  26.5      $   21.7 (f)    $    15.5
                                            =======        =======         =======        =======      ========        =========



   See accompanying notes to unaudited pro forma statement of operations data.

                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
                      FOR THE YEAR ENDED DECEMBER 31, 2003



                                                        Excluded
                                        O-I Plastic    Operations       O-I      Company       Pro Forma       Combined
                                         Historical        (a)        Plastic   Historical    Adjustments     Pro Forma
                                         ----------    ----------     -------   ----------    -----------     ---------
                                                                            (in millions)
Statement of Operations Data:
Net sales.............................    $1,234.2      $(142.0)     $1,092.2    $978.7        $    --        $2,070.9
Cost of goods sold....................     1,066.7       (117.4)        949.3     795.7           16.8 (b)     1,761.8
                                          --------      -------      --------    ------        -------        --------
Gross profit..........................       167.5        (24.6)        142.9     183.0          (16.8)          309.1
Selling,  general  and  administrative
  expenses............................        69.1         (9.8)         59.3      66.9            3.5 (c)       129.7
Impairment charges....................       386.6          --          386.6       2.5             --           389.1
                                         ---------      -------      --------    ------        -------        --------
Operating (loss) income...............      (288.2)       (14.8)       (303.0)    113.6          (20.3)         (209.7)
Interest expense......................       178.7         (2.8)        175.9      97.1         (122.8)(d)       150.2
Interest income.......................        (0.3)         0.1          (0.2)     (0.5)            --            (0.7)
Other expense (income), net...........        11.0           --          11.0      (0.3)            --            10.7
                                         ---------      -------      --------   -------        -------        --------
(Loss)  income before income taxes and
  minority interest...................      (477.6)       (12.1)       (489.7)     17.3          102.5          (369.9)
Income tax (benefit) provision........       (29.3)        (5.1)        (34.4)      6.8           42.6 (e)        15.0
Minority interest.....................          --           --            --       0.8             --             0.8
                                         ---------      -------      --------    ------        -------        --------
Net (loss) income.....................    $ (448.3)     $  (7.0)     $ (455.3)   $  9.7        $  59.9 (f)    $ (385.7)
                                          ========      =======      ========    ======        =======        ========

















   See accompanying notes to unaudited pro forma statement of operations data.

            NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

(a) Represents the elimination of results of operations that were retained by Owens-Illinois, Inc. under the terms of the Stock Purchase Agreement.

(b) Represents estimated increases in depreciation of acquired property, plant and equipment and amortization of acquired identifiable intangible assets.

(c) Reflects adjustments to selling, general and administrative expenses, as follows:


                                                                                                        Six Months
                                                                                 Year Ended                Ended
                                                                             December 31, 2003         June 27, 2004
                                                                             -----------------         -------------
                                                                                          (in millions)
Additional annual monitoring fee that we will pay to Blackstone and a
  limited partner of the Company........................................             $3.0                    $1.5
Increase in amortization of identifiable intangible assets..............              0.5                     0.2
                                                                                     ----                    ----
                                                                                     $3.5                    $1.7
                                                                                     ====                    ====


(d) Represents a pro forma interest expense adjustment resulting from our new capital structure using historical 90-day LIBOR rates of 1.22% for the year ended December 31, 2003 and 1.21% for the six months ended June 27, 2004, as follows:


                                                     Year ended    Six Months
                                                    December 31,     Ended
                                                       2003      June 27, 2004
                                                       ----      -------------
                                                           (in millions)
Revolving credit facility(1).......................    $   0.8      $  0.1
Term loan B(2).....................................       53.7        26.6
Term loan C(3).....................................       19.1         9.6
Senior notes(4)....................................       21.3        10.7
Senior subordinated notes(5).......................       37.0        18.5
Impact of existing interest rate swaps(6)..........        5.5         2.8
Existing debt(7)...................................        1.1         0.4
Commitment fees(8).................................        1.2         0.6
Agency fees........................................        0.2         0.1
                                                       -------      ------
Total cash interest expense........................      139.9        69.4
Amortization of capitalized debt issuance fees(9)..       10.3         5.1
                                                       -------      ------
Total pro forma interest expense...................      150.2        74.5
Less historical interest expense...................      273.0       126.9
                                                       -------      ------
Net adjustment to interest expense.................    $(122.8)     $(52.4)
                                                       =======      ======


     (1) Reflects pro forma interest expense under our new revolving credit facility at an assumed interest rate of LIBOR plus 2.75% on an average outstanding balance of $19.4 million for the year ended December 31, 2003, and $3.0 million for the six months ended June 27, 2004.

     (2) Reflects pro forma interest expense on term loan B at an assumed interest rate of LIBOR plus 2.50%.

     (3) Reflects pro forma interest expense on term loan C at an assumed interest rate of LIBOR plus 4.25%.

     (4) Reflects pro forma interest expense on the senior notes at an assumed fixed interest rate of 8.50%.

     (5) Reflects pro forma interest expense on the senior subordinated notes at an assumed fixed interest rate of 9.875%.

     (6) Reflects the impact of four existing interest rate swap agreements on $400 million of term loans.

     (7) Reflects historical cash interest expense on existing debt that was not refinanced.

     (8) Reflects commitment fees of 0.50% on average available balance under the revolving credit facility.

     (9) Reflects non-cash amortization of capitalized debt issuance fees. These costs are amortized over the terms of the related debt.

     A 1/8% change in interest rates applicable to the new debt facilities would change pro forma interest expense by $1.7 million and $0.9 million for the year ended December 31, 2003 and six months ended June 27, 2004, respectively.

(e) Represents the tax effect of the pro forma adjustments to depreciation, amortization and interest expense, calculated at an assumed combined federal and state effective rate applicable to O-I Plastic of 40.0% and assuming that approximately $960 million of our new debt and related interest expense is allocated to O-I Plastic. No adjustment to deferred taxes has been reflected for the amount of net operating loss carryforwards that will be available to the acquired business as the structure of the Acquisition and certain elections that we and/or the sellers may make in connection with the Acquisition and subsequent tax filings will impact the amount and realization of this deferred tax asset.

(f) The adjustments above reflect our preliminary estimates of the purchase price allocation and related useful lives of acquired property plant and equipment and identifiable intangible assets, which may change upon finalization of appraisals and other valuation studies that are in progress and not yet complete. Based on the preliminary purchase price allocation, the value assigned to identifiable intangible assets, comprised of developed technology, customer relationships and license agreements, is approximately $79.9 million with estimated useful lives ranging between 10 and 20 years. The purchase price in excess of the fair value of net assets acquired, including identifiable intangibles, will be recorded as goodwill. The actual purchase price allocation and related results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified, and completion of appraisal and other valuation studies.

     The pro forma statement of operations data does not reflect the following non-recurring charges which will be charged to earnings in the quarter ending December 31, 2004:

o Non-cash charge of $9.6 million to cost of goods sold that we will incur as the acquired inventory (which will be adjusted to fair value under purchase accounting) is sold.

o Non-cash charge of $20.9 million, which represents the balance as of October 7, 2004, resulting from the write-off of debt issuance fees related to the indebtedness repaid.

o Expense of $15.1 million resulting from the premiums, expenses and fees associated with the repurchase of our senior discount notes.